UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2025

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Fairview Park Drive, Falls Church, VA 22042

(Address of principal executive offices) (Zip Code)

(703) 280-2900

Registrant’s telephone number, including area code

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2025, Northrop Grumman Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company obtained a five-year senior unsecured revolving credit facility in an aggregate principal amount of $3 billion (the “Revolving Credit Facility”). The Revolving Credit Facility replaces the Company’s five-year revolving credit facility in an aggregate principal amount of $2.5 billion entered into on August 23, 2022. The Revolving Credit Facility is intended to support the Company’s commercial paper program and other general corporate purposes.

The Credit Agreement contains customary terms and conditions, including covenants restricting, subject to customary exceptions, the ability of the Company to sell its consolidated assets substantially as an entirety or merge or consolidate with another entity and the ability of the Company and its subsidiaries to incur liens.

The Credit Agreement also requires the Company not to permit the ratio of its consolidated debt to capitalization (determined in accordance with the Credit Agreement) to exceed 65 percent. The Credit Agreement contains customary events of default (subject to applicable grace and notice periods), including defaults based on (1) the nonpayment of principal, interest or fees when due, (2) incorrectness of representations and warranties in any material respect, (3) the failure to observe or perform any other covenant or agreement contained in the Credit Agreement, (4) cross-defaults to certain material debt resulting in the acceleration of the maturity thereof or failure to pay such debt when due, (5) certain bankruptcy and insolvency events, (6) certain material judgment events, (7) certain events occurring under the Employee Retirement Income Security Act and (8) a change of control.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto. Some of the lenders under the Credit Agreement or their respective affiliates have from time to time performed various financial services for the Company, including advisory, commercial banking, investment banking and hedging services, in the ordinary course of their respective businesses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 2, 2025, among Northrop Grumman Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: September 2, 2025